Exhibit 99.1

PSB Announces 4th Quarter Earnings of $.85 Per Share

Wausau, Wisconsin [OTCBB:PSBQ.OB] – Peter W. Knitt, President and CEO of PSB Holdings, Inc. (“PSB”) and Peoples State Bank (“Peoples”) announced record December 2007 quarterly earnings of $.85 per share on net income of $1,312,000, up from $.66 per share on net income of $1,021,000 in the recent September 2007 quarter, and up from $.54 per share on net income of $873,000 in the fourth quarter of 2006.  Year to date 2007 earnings per share were $2.64 on net income of $4,140,000 compared to $2.07 per share on net income of $3,427,000 during 2006, an increase of 28% in earnings per share.

During the December 2007 quarter, PSB recognized a $200,000 decrease in income tax expense from its recent victory in Tax Court which permits a favorable calculation of interest expense deductions related to tax-exempt income that was originally disallowed upon IRS audit.  In addition, PSB incurred costs related to a severance agreement with a former executive officer.  To permit comparisons to prior period income levels, the following table outlines the impact of special items to net income and earnings per share in 2007 and 2006:

	Three months ended		Year ended
Periods ended December 31, 2007	$000s	per share	$000s	per share

Net income as reported	$ 1,312	$ 0.85	$ 4,140	$ 2.64

Special items, net of tax effects:
Cost of employee severance benefit	61	$ 0.04	61	0.04
Favorable Tax Court decision on TEFRA calc.	(200)	$ (0.13)	(200)	(0.13)
Interest rate swap income	–	$ –	(10)	(0.01)

Pro-forma net income	$ 1,173	$ 0.76	$ 3,991	$ 2.54

	Three months ended		Year ended
Periods ended December 31, 2006	$000s	per share	$000s	per share

Net income as reported	$ 873	$ 0.54	$ 3,427	$ 2.07

Special items, net of tax effects:
Cost of employee severance benefit	101	0.06	101	0.06
Interest rate swap expense	7	0.01	143	0.08
Gain on sale of student loans			(39)	(0.02)
Gain on sale of vacant land held for branching			(236)	(0.14)
Loss on securities sale in balance sheet restructuring			303	0.18

Pro-forma net income	$ 981	$ 0.61	$ 3,699	$ 2.23

Return on average assets based on net income for the quarter and year end December 31, 2007 was 1.00% and .82%, respectively.  Return on average assets based on net income for the quarter and year ended December 31, 2006 was .70% and .68%, respectively.

Return on average stockholders’ equity based on net income for the quarter and year ended December 31, 2007 was 14.44% and 11.79%, respectively.  Return on equity based on net income for the quarter and year ended December 31, 2006 was 10.05% and 9.84%, respectively.  Book value per share was $23.70 at December 31, 2007 compared to $21.67 at December 31, 2006, an increase of 9.4%.

Assets at December 31, 2007 were $534.2 million compared to $501.8 million at December 31, 2006, an increase of $32.3 million, or 6.5%.  Total loans receivable were $387.1 million at December 31, 2007 compared to $369.7 million at December 31, 2006, an increase of $17.4 million, or 4.7%.  Investment securities also grew $17.2 million during the year ended December 31, 2007 primarily from a leveraged purchase of conforming mortgages funded by a new $13.5 million structured repurchase agreement during the December 2007 quarter.

Total deposits of $402.0 million at December 31, 2007 increased $10.6 million from December 31, 2006, an increase of 2.7%.  However, the retail and local deposits category increased $27.8 million, or 8.6%, which was used in part to pay down wholesale brokered certificates by $17.2 million.  During 2007, PSB also entered into new structured repurchase agreements totaling $20.5 million which were used to purchase $15.0 million in mortgage backed securities and pay down FHLB advances by $3.0 million.  Total wholesale funding at December 31, 2007 was $134.1 million, up $2.2 million, or 1.7% from total wholesale funding of $131.9 million at December 31, 2006.

PSB’s provision for loan losses was $120,000 in the fourth quarter of both 2007 and 2006.  Year to date provision for loan losses were $480,000 and $495,000 for the years ended December 31, 2007 and 2006, respectively.  Annualized net charge-offs were .10% and .01% during the December 2007 and 2006 quarters, respectively.  Net charge-offs were .03% and .05% of loan receivable during all of 2007 and 2006, respectively.

At December 31, 2007, the allowance for loan losses was 1.24% of total loans ($4,850,000), compared to 1.20% (4,478,000) a year earlier.  Nonperforming loans were .97% of total loans at December 31, 2007, down from 1.13% at September 30, 2007, and 1.14% at December 31, 2006.  The following table summarizes non-performing assets as of period end:

Non-Performing Assets as of	December 31,
(dollars in thousands)	2007	2006

Nonaccrual loans	$ 3,144	$ 4,281
Accruing loans past due 90 days or more	–	–
Restructured loans not on nonaccrual	653	–

Total nonperforming loans	3,797	4,281
Foreclosed assets	653	464

Total nonperforming assets	$ 4,450	$ 4,745

Nonperforming loans as a % of gross loans	0.97%	1.14%
Total nonperforming assets as a % of total assets	0.83%	0.95%

Existing nonaccrual loans are spread over unrelated borrowers, with the top five largest nonaccrual relationships totaling $1.1 million principal in the aggregate (35% of total nonaccrual balances) as of December 31, 2007.  PSB applies all payments received on nonaccrual loans to principal until the loan is returned to accrual status.

Tax adjusted net interest margin was 3.11% during the December 2007 quarter compared to 3.05% in the September 2007 quarter and 3.06% during the December 2006 quarter.  December 2007 quarterly margin improved compared to the recent September 2007 quarter due to a decline in savings, checking, and money market core deposit rates of .26% which outpaced a decline in loan yields of .01%.  The cumulative Federal Reserve discount rate decline of 1.00% which began in September 2007 has contributed to the falling rates during the December 2007 quarter.  Net interest margin was 3.12% and 3.05% during the years ended December 31, 2007, and 2006, respectively.

During 2005, PSB entered into a $10 million interest rate swap (receive fixed, pay variable payments) to hedge the interest rate risk inherent in a fixed rate certificate of deposit that was later determined to not qualify for hedge accounting.  Eliminating the application of fair value hedge accounting in March 2006 caused PSB to mark the swap liability to fair value and generated a charge against noninterest income.  Following a decline in interest rates (which lowered the swap liability), this swap was prepaid in the March 2007 quarter with a final payment of $115,000 (swap final maturity was in October 2008).  Changes in the fair value of the swap liability and the monthly settlement payments were recorded as reductions to noninterest income.  The table below summarizes swap expense for the periods ended December 31 before income tax effects:

Interest Rate Swap Net Expense	Three months ended		Year ended
(dollars in thousands)	December 31,		December 31,
	2007	2006	2007	2006

Net monthly settlement expense	$ –	$ 32	$ 15	$ 89
Net change in unrealized fair value liability	–	(20)	(32)	147

Total swap (income) expense during the period	$ –	$ 12	$ (17)	$ 236

Total noninterest income for the quarter ended December 31, was $935,000 and $865,000 in 2007 and 2006, respectively, an increase of 8.1%.  The majority of the increase during the current quarter was due to additional debit card interchange income.  PSB’s new Reward Checking account requires greater customer debit card use to obtain the premium account interest rate and other rewards.  Growth in this deposit account category during the quarter has led to the substantially increased debit card income.

Total noninterest income was $3,704,000 during the year ended 2007 compared to $3,276,000 during 2006, an increase of $428,000 or 13.1%.  However, 2006 results included several special items impacting non-interest income including the swap previously described.

Following a decision not to enter a nearby market with a stand alone de novo banking location, vacant land held for branching was sold during 2006 for a gain of $389,000.

In response to falling long-term market rates in September 2006 and the ability to offset a securities loss against the one-time gain on sale of land held for branching, PSB restructured its balance sheet by selling low yielding securities for a loss and reinvesting in longer-term higher yielding securities.  During the September 2006 quarter, PSB sold $17 million of securities which generated a loss of $472,000.

If the impact to noninterest income from the three 2006 special items were excluded, noninterest income would have been $3,687,000 in 2007 and $3,595,000 in 2006, an increase of $92,000 or 2.6%.  As noted for the December quarter, an increase in debit card interchange income of $113,000 during all of 2007 contributed significantly to the increase in noninterest income and offset a decline in deposit service fees of $33,000.

Total noninterest expenses increased modestly during the quarter and year ended December 2007 compared to the prior year.  December 2007 quarterly operating expenses were $2,971,000 compared to $2,932,000 in the December 2006 quarter, an increase of $39,000.  For the year ended December 2007, operating expenses totaled $11,952,000 compared to $11,702,000 for 2006, an increase of $250,000, or 2.1%.

Salaries and employee benefits expense continued to run at levels less than the prior year, totaling $1,762,000 and $6,921,000 for the quarter and year ended December 31, 2007, respectively, compared to $1,809,000 and $7,057,000 for the same periods in 2006.  Lower employee health insurance expense was a significant driver to lower costs, with total savings of $73,000 during all of 2007 compared to 2006.  Savings were achieved from more active management of self-funded plan expenses, moderately higher benefit deductibles, and a lower number of employee claims.  Salaries and benefits expenses have also benefited from operational efficiencies delivered by a smaller employee base, which has declined from 139 full-time equivalent employees (FTE) at December 31, 2006 to 130 at December 31, 2007.

Expenses other than salaries and benefits totaled $1,209,000 in the December 2007 quarter compared to $1,123,000 in the December 2006 quarter, an increase of $86,000.  Expenses other than salaries and benefits totaled $5,031,000 during all of 2007 compared to $4,645,000 for all of 2006, an increase of $386,000, or 8.3%.  Costs related to initial year compliance with Section 404 of the Sarbanes-Oxley Act (“SOX 404”) increased operating expenses $120,000 during the year ended December 2007 compared to such expenses incurred during 2006.  In addition, PSB recorded a long-term donation commitment for a qualifying community reinvestment project during 2007 totaling $47,000.  Before the SOX 404 costs and the donation commitment, 2007 operating expenses other than salaries and benefits increased $219,000 or 4.7% led by marketing costs (up $94,000), and information technology expense (up $55,000).

On December 18, 2007, PSB declared its regular semi-annual cash dividend of $.33 per share payable on January 31, 2008 to shareholders of record as of January 10, 2008, an increase over $.32 per share paid this time last year.

PSB Holdings, Inc. (OTCBB:PSBQ.OB), is the parent company of Peoples. Peoples is headquartered in Wausau, Wisconsin with eight retail locations serving north central Wisconsin in Marathon, Oneida, and Vilas counties.  In addition to traditional retail and commercial banking products, Peoples provides retail investments and insurance annuities, retirement planning, commercial treasury management services, and long-term fixed rate residential mortgages.

Forward Looking Statements

Certain matters discussed in this news release, including those relating to the growth of PSB, its profits, and future interest rates, are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Reform Act of 1995.  Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in this release.  Among other things, these risks and uncertainties include the strength of the economy, the effects of government policies, including, in particular, interest rate policies, and other risks and assumptions described under “Forward - Looking Statements” in Item 1 and “Risk Factors” in Item 1A of PSB’s Form 10-K for the year ended December 31, 2006.  PSB assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

PSB Holdings, Inc.
Quarterly Financial Summary
(dollars in thousands, except per share data)
	Quarter ended – Unaudited
	December 31,	September 30,	June 30,	March 31,	December 31,
Earnings and dividends:	2007	2007	2007	2007	2006

Net income	$ 1,312	$ 1,021	$ 1,008	$ 799	$ 873
Basic earnings per share(3)	$ 0.85	$ 0.66	$ 0.64	$ 0.50	$ 0.55
Diluted earnings per share(3)	$ 0.85	$ 0.66	$ 0.64	$ 0.50	$ 0.54
Dividends declared per share(3)	$ 0.33	$ –	$ 0.33	$ –	$ 0.32
Net book value per share	$ 23.70	$ 22.90	$ 21.83	$ 22.14	$ 21.67
Semi-annual dividend payout ratio	21.86%	n/a	28.48%	n/a	27.68%
Average common shares outstanding	1,544,855	1,553,952	1,572,679	1,589,980	1,593,320

Balance sheet - average balances:

Loans receivable, net of allowances	$ 384,069	$ 382,474	$ 379,084	$ 372,448	$ 370,256
Total assets	$ 520,098	$ 509,947	$ 496,952	$ 497,349	$ 497,502
Deposits	$ 395,148	$ 395,508	$ 384,984	$ 387,803	$ 388,299
Stockholders’ equity	$ 36,044	$ 34,636	$ 35,135	$ 34,692	$ 34,463

Performance ratios:

Return on average assets(1)	1.00%	0.79%	0.81%	0.65%	0.70%
Return on avg. stockholders’ equity(1)	14.44%	11.70%	11.51%	9.34%	10.05%
Average tangible stockholders’ equity to
average assets(4)	6.92%	6.91%	7.11%	7.02%	6.96%
Net loan charge-offs to average loans(1)	0.10%	0.02%	0.00%	-0.01%	0.01%
Nonperforming loans to gross loans	0.97%	1.13%	0.96%	0.96%	1.14%
Allowance for loan loss to gross loans	1.24%	1.25%	1.21%	1.22%	1.20%
Net interest rate margin(1)(2)	3.11%	3.05%	3.22%	3.13%	3.06%
Net interest rate spread(1)(2)	2.60%	2.53%	2.67%	2.62%	2.52%
Service fee revenue as a percent of
average demand deposits(1)	2.89%	2.75%	2.61%	2.57%	2.39%
Noninterest income as a percent
of gross revenue	10.35%	10.37%	11.34%	9.94%	10.25%
Efficiency ratio(2)	62.21%	62.27%	63.51%	69.32%	65.68%
Noninterest expenses to avg. assets(1)	2.27%	2.24%	2.44%	2.51%	2.34%

Stock price information:

High	$ 27.25	$ 29.00	$ 29.25	$ 30.35	$ 30.75
Low	$ 25.05	$ 27.10	$ 27.00	$ 28.00	$ 30.15
Market value at quarter-end	$ 26.00	$ 27.10	$ 27.75	$ 28.50	$ 30.25

(1)Annualized

(2)The yield on tax-exempt loans and securities is computed on a tax-equivalent basis.

(3)Due to rounding, cumulative quarterly per share performance may not equal annual per share totals.

(4)Tangible stockholders' equity excludes the impact of cumulative other comprehensive income (loss).

PSB Holdings, Inc.
Consolidated Statements of Income
	Three Months Ended		Year ended
(dollars in thousands,	December 31,		December 31,
except per share data – unaudited)	2007	2006	2007	2006

Interest and dividend income:
Loans, including fees	$ 6,935	$ 6,493	$ 27,283	$ 25,546
Securities:
Taxable	805	619	2,665	2,512
Tax-exempt	324	283	1,276	1,052
Other interest and dividends	37	177	333	403

Total interest and dividend income	8,101	7,572	31,557	29,513

Interest expense:
Deposits	3,473	3,339	13,905	12,636
FHLB advances	645	660	2,490	2,477
Other borrowings	221	31	573	174
Junior subordinated debentures	114	114	454	454

Total interest expense	4,453	4,144	17,422	15,741

Net interest income	3,648	3,428	14,135	13,772
Provision for loan losses	120	120	480	495

Net interest income after provision for loan losses	3,528	3,308	13,655	13,277

Noninterest income:
Service fees	361	331	1,331	1,364
Mortgage banking	207	254	871	885
Investment and insurance sales commissions	121	132	592	530
Net loss on sale of securities	–	–	–	(472)
Increase in cash surrender value of life insurance	77	57	270	201
Change in fair value of interest rate swap	–	19	32	(147)
Gain on sale of land held for branching	–	–	–	389
Other noninterest income	169	72	608	526

Total noninterest income	935	865	3,704	3,276

Noninterest expense:
Salaries and employee benefits	1,762	1,809	6,921	7,057
Occupancy and facilities	445	453	1,868	1,827
Data processing and other office operations	189	180	796	741
Advertising and promotion	118	88	367	273
Other noninterest expenses	457	402	2,000	1,804

Total noninterest expense	2,971	2,932	11,952	11,702

Income before provision for income taxes	1,492	1,241	5,407	4,851
Provision for income taxes	180	368	1,267	1,424

Net income	$ 1,312	$ 873	$ 4,140	$ 3,427
Basic earnings per share	$ 0.85	$ 0.60	$ 2.65	$ 2.08
Diluted earnings per share	$ 0.85	$ 0.60	$ 2.64	$ 2.07

PSB Holdings, Inc.
Consolidated Balance Sheets
December 31, 2007 unaudited, December 31, 2006 derived from audited financial statements

(dollars in thousands, except per share data) – unaudited	2007	2006
Assets

Cash and due from banks	$ 18,895	$ 14,738
Interest-bearing deposits and money market funds	2,232	1,048
Federal funds sold	–	9,756

Cash and cash equivalents	21,127	25,542

Securities available for sale (at fair value)	97,214	80,009
Loans held for sale	365	1,001
Loans receivable, net of allowance for loan losses	387,130	369,749
Accrued interest receivable	2,383	2,464
Foreclosed assets	653	464
Premises and equipment, net	11,082	11,469
Mortgage servicing rights, net	889	908
Federal Home Loan Bank stock (at cost)	3,017	3,017
Cash surrender value of bank-owned life insurance	8,728	5,900
Other assets	1,597	1,317

TOTAL ASSETS	$ 534,185	$ 501,840

Liabilities

Non-interest-bearing deposits	$ 55,470	$ 55,083
Interest-bearing deposits	346,536	336,332

Total deposits	402,006	391,415

Federal Home Loan Bank advances	57,000	60,000
Other borrowings	26,407	3,995
Junior subordinated debentures	7,732	7,732
Accrued expenses and other liabilities	4,425	4,251

Total liabilities	497,570	467,393

Stockholders’ equity

Common stock - no par value with a stated value of $1 per share:
Authorized - 3,000,000 shares
Issued - 1,887,179 shares	1,887	1,887
Additional paid-in capital	9,493	9,645
Retained earnings	34,081	30,967
Accumulated other comprehensive income (loss)	423	(105)
Treasury stock, at cost - 342,197 and 297,223 shares, respectively	(9,269)	(7,947)

Total stockholders’ equity	36,615	34,447

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 534,185	$ 501,840

PSB Holdings, Inc.
Average Balances and Interest Rates
Quarter Ended December 31,

	2007			2006
	Avg. Bal.	Interest	Yield/Rate	Avg. Bal.	Interest	Yield/Rate
Assets
Interest-earning assets:
Loans(1)(2)	$ 388,926	$ 6,961	7.10%	$ 374,672	$ 6,518	6.90%
Taxable securities	61,567	805	5.19%	48,812	619	5.03%
Tax-exempt securities(2)	33,115	491	5.88%	28,008	429	6.08%
FHLB stock	3,017	(14)	-1.84%	3,017	23	3.02%
Other	3,648	51	5.55%	12,545	154	4.87%

Total(2)	490,273	8,294	6.71%	467,054	7,743	6.58%

Non-interest-earning assets:
Cash and due from banks	9,635			11,552
Premises and equipment, net	11,172			11,560
Cash surrender value ins.	8,099			5,863
Other assets	5,776			5,889
Allowance for loan losses	(4,857)			(4,416)

Total	$ 520,098			$ 497,502

Liabilities & stockholders’ equity
Interest-bearing liabilities:
Savings and demand deposits	$ 83,340	$ 606	2.88%	$ 72,958	$ 515	2.80%
Money market deposits	78,010	641	3.26%	67,872	569	3.33%
Time deposits	184,312	2,226	4.79%	192,601	2,255	4.65%
FHLB borrowings	56,728	645	4.51%	60,000	660	4.36%
Other borrowings	19,980	221	4.39%	3,302	31	3.72%
Junior subordinated debentures	7,732	114	5.85%	7,732	114	5.85%

Total	430,102	4,453	4.11%	404,465	4,144	4.06%

Non-interest-bearing liabilities:
Demand deposits	49,486			54,868
Other liabilities	4,466			3,706
Stockholders’ equity	36,044			34,463

Total	$ 520,098			$ 497,502

Net interest income		$ 3,841			$ 3,599
Rate spread			2.60%			2.52%
Net yield on interest-earning assets			3.11%			3.06%

(1)Nonaccrual loans are included in the daily average loan balances outstanding.

(2)The yield on tax-exempt loans and securities is computed on a tax-equivalent.

PSB Holdings, Inc.
Average Balances and Interest Rates
Years Ended December 31,

		2007			2006
	Avg. Bal.	Interest	Yield/Rate	Avg. Bal.	Interest	Yield/Rate
Assets
Interest-earning assets:
Loans(1)(2)	$ 384,265	$ 27,387	7.13%	$ 380,555	$ 25,637	6.74%
Taxable securities	52,149	2,665	5.11%	55,338	2,512	4.54%
Tax-exempt securities(2)	32,223	1,933	6.00%	26,299	1,594	6.06%
FHLB stock	3,017	50	1.66%	3,017	89	2.95%
Other	5,314	283	5.33%	6,628	314	4.74%

Total(2)	476,968	32,318	6.78%	471,837	30,146	6.39%

Non-interest-earning assets:
Cash and due from banks	9,987			11,356
Premises and equipment, net	11,312			12,069
Cash surrender value ins.	7,020			5,271
Other assets	5,691			5,859
Allowance for loan losses	(4,706)			(4,302)

Total	$ 506,272			$ 502,090

Liabilities & stockholders’ equity
Interest-bearing liabilities:
Savings and demand deposits	$ 82,333	$ 2,475	3.01%	$ 78,209	$ 2,173	2.78%
Money market deposits	71,588	2,443	3.41%	66,394	2,029	3.06%
Time deposits	187,807	8,987	4.79%	194,735	8,434	4.33%
FHLB borrowings	55,337	2,490	4.50%	57,644	2,477	4.30%
Other borrowings	12,911	573	4.44%	4,719	174	3.69%
Junior subordinated debentures	7,732	454	5.87%	7,732	454	5.87%

Total	417,708	17,422	4.17%	409,433	15,741	3.84%

Non-interest-bearing liabilities:
Demand deposits	49,162			54,236
Other liabilities	4,287			3,605
Stockholders’ equity	35,115			34,816

Total	$ 506,272			$ 502,090

Net interest income		$ 14,896			$ 14,405
Rate spread			2.61%			2.55%
Net yield on interest-earning assets			3.12%			3.05%

(1) Nonaccrual loans are included in the daily average loan balances outstanding.

(2) The yield on tax-exempt loans and securities is computed on a tax-equivalent basis using a tax rate of 34%.